Exhibit 10.1

SHARE EXCHANGE AGREEMENT
THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 31st day of August, 2018 by and among Guided Therapeutics, Inc., a Delaware corporation (the “Company”) and each of the shareholders of the Company identified on Schedule A hereto (each a “Shareholder,” and collectively, the “Shareholders,” and, together with the Company, the “Parties”).
WHEREAS, each Shareholder currently owns the shares of Series C1 Convertible Preferred Stock, par value $0.001 per share (the “Series C1 Shares”), of the Company listed and specified on Schedule A hereto.
WHEREAS, each Shareholder wishes to exchange its Series C1 Shares for shares of Series C2 Convertible Preferred Stock, par value $0.001 per share (the “Series C2 Shares”), of the Company, upon the terms and conditions set forth in this Agreement and the related Series C2 Preferred Stock Certificate of Designation filed with the Secretary of State of the State of Delaware.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the Parties agree as follows:

1.	Exchange of Shares.

(a)
Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Closing (i) each Shareholder will convey, transfer and assign to the Company, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and the Company will accept from each Shareholder, the Series C1 Shares in the individual amounts as set forth on Schedule A, and (ii) in exchange for the transfer of such Series C1 Shares by the Shareholders, the Company will issue to the Shareholders the Series C2 Shares in the individual amounts as set forth on Schedule A (such exchange referred to herein as the “Exchange”).

(b)	Closing. The closing of the Exchange (the “Closing”) shall occur simultaneously with the filing of the Certificate of Designation by the Company with the Secretary of State of the State of Delaware.

2.	Representations and Warranties.

(a)	Representations and Warranties of the Shareholders. Each Shareholder severally, and not jointly, hereby represents and warrants to the Company as follows:

(i)
Authorization; No Restrictions, Consents or Approvals. Such Shareholder has the right, power, legal capacity and authority to enter into and perform such Shareholder’s obligations under this Agreement; and no approvals or consents are necessary in connection therewith.  All of the Series C1 Shares owned by such Shareholder are owned free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description.

(ii)
Transfer of Series C1 Shares. The Series C1 Shares owned by such Shareholder will, at the Closing, be validly transferred to the Company free and clear of any encumbrances, taxes, liens and charges with respect to the transfer thereof and such shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to a holder of Series C1 Shares.

(iii)	Investment Representations.

(A)
Each such Shareholder understands that the Series C2 Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws. Each such Shareholder also understands that the Series C2 Shares are being offered and issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 3(a)(9), Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

(B)
Each such Shareholder has received all the information such Shareholder considers necessary or appropriate for deciding whether to acquire the Series C2 Shares. Each such Shareholder understands the risks involved in an investment in the Series C2 Shares.  Each such Shareholder further represents that such Shareholder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the exchange of the Series C2 Shares and the business, properties, prospects, and financial condition of the Company and to obtain such additional information necessary to verify the accuracy of any information furnished to such Shareholder or to which such Shareholder had access. Each such Shareholder further represents that such Shareholder is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.

(C)
Each such Shareholder is acquiring the Series C2 Shares for such Shareholder’s own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the Series C2 Shares.

(D)
Each such Shareholder understands that the Series C2 Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

(E)	Each such Shareholder acknowledges and agrees that each certificate representing the Series C2 Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(iv)
No Reliance. Each such Shareholder has not relied on and is not relying on any representations, warranties or other assurances regarding the Company other than the representations and warranties expressly set forth in this Agreement.

(b)
Representations and Warranties of the Company.  The Company hereby represents and warrants to the Shareholders that the representations and warranties made by the Company are true and correct in all material respects.  The Company hereby further represents and warrants to Shareholders as follows:

(i)	Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(ii)
Authorization; No Restrictions, Consents or Approvals.  The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein do not and will not on the Closing (A) conflict with or violate any of the terms of the certificate of incorporation and bylaws of the Company or any applicable law relating to the Company, (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, (C) result in the creation or imposition of any lien on any of the assets of the Company, (D) constitute an event permitting termination of any material agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement, or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

3.	Closing.

(a)
Conditions to Shareholders’ Obligations. The obligations of Shareholders under this Agreement shall be subject to satisfaction of the following conditions, unless waived by Shareholders: (i) the Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing; (ii) all of the representations and warranties of the Company herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) the Company shall have executed and delivered to Shareholders all documents necessary to issue the Series C2 Shares to Shareholders, as contemplated by this Agreement; and (iv) the Company shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the Exchange contemplated by this Agreement.

(b)	Closing Documents. At the Closing:

(i)
Shareholders shall deliver to the Company, in form and substance reasonably satisfactory to the Company, certificates evidencing the Series C1 Shares, together with stock powers authorizing the officers of the Company to effect the transfer of the Series C1 Shares to the Company;

(ii)	The Company shall deliver to Shareholders, in form and substance reasonably satisfactory to Shareholders, certificates evidencing the Series C2 Shares, registered in the name of Shareholders.

4.	General Provisions.

(a)
Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.

(b)
Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(c)
Waiver. The waiver by either party of a breach of or default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(d)
Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; of (iv) if sent by nationally recognized express courier, two (2) business days after date of placement with such courier.

(e)
No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the Parties hereto, and no other person shall have any rights or remedies hereunder.

(f)
Termination. This Agreement may be terminated upon written notice at any time prior to Closing by mutual written consent of the terminating Shareholder and the Company (the Terminating Parties”). Termination of this Agreement will terminate all rights and obligations of the Terminating Parties under this Agreement and this Agreement will become void and have no force or effect on the Terminating Parties.

(g)
Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements between the Parties hereto with respect to the subject matter hereof.

(h)
Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first above written.

COMPANY:
Guided Therapeutics, Inc.

By:
Name: Gene S. Cartwright
Title: President and Chief Executive Officer

                                                                        SHAREHOLDERS:

By:
Name:
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